UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TRICO MARINE SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

KISTEFOS AS CHRISTEN SVEAAS ÅGE KORSVOLD
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued by Kistefos AS on June 8, 2009, together with a letter sent by Kistefos AS to the stockholders of Trico Marine Services, Inc.

KISTEFOS NOTIFIES TRICO MARINE STOCKHOLDERS THAT MARITIME ADMINISTRATION DECLARES ALL KNOWN JONES ACT ISSUES RESOLVED

In Letter to Stockholders, Trico’s Largest Shareholder

Notes that Trico’s Jones Act Defenses Have No Merit

OSLO — June 8, 2009 — Kistefos AS announced today it has sent the following letter to Trico Marine Services, Inc. (NASDAQ: TRMA) stockholders, notifying them that the U.S. Maritime Administration (Marad) has clarified its earlier communication on Jones Act issues related to Kistefos’ stockholder proposals.  In a letter to both parties, Marad states that its previous concerns about Jones Act issues have been assuaged or eliminated, and that it considers all known Jones Act issues “resolved.”

In its letter, Kistefos notes that Trico’s management and Board have been using Jones Act issues as a “smokescreen” to distract stockholders from the company’s severe underperformance.  Marad’s letter removes any conceivable objection to Kistefos’ proposals on Jones Act grounds.

Kistefos’ letter urges Trico’s stockholders to support Kistefos’ Board nominees and other proposals at Trico’s upcoming Annual Meeting of Stockholders on June 10, 2009.

The full text of the letter is below.

June 8, 2009

Dear Fellow Trico Marine Stockholder:

We are pleased to inform you that the United States Maritime Administration (Marad) has clarified and resolved the concerns raised in its letter to Trico Marine dated May 29, 2009. It is now clear that the Jones Act defenses raised by Trico since the beginning of this contest have no merit. A copy of Marad’s determination letter dated June 5, 2009 is attached hereto.

The significance of this letter is clear:  Neither our proposals nor the election of our two highly qualified nominees to Trico’s Board create any true risk of non-compliance with the Jones Act.

Trico has spent enormous time and energy since January trying to undermine our proposals and distract you with invalid Jones Act concerns, instead of addressing the real issues at hand: the severe underperformance of Trico under its watch. Management’s poor record and appalling performance simply cannot be successfully defended. Don’t be misled by Trico’s Jones Act smokescreen. Please give us your support on June 10 by voting the revised BLUE card.  Thank you very much.

Yours sincerely,

Åge Korsvold

The full text of the letter from Marad is below:

U.S. Department of Transportation	1200 New Jersey Avenue, S.E.
Maritime	Washington, D.C. 20590

Administration

(202) 366-5320

June 5, 2009

Constantine Papavizas, Esq.

Winston & Strawn LLP

1700 K Street, NW

Washington, DC 20006-3817

Stuart S. Dye, Esq.

Nancy Hengen, Esq.

Holland & Knight LLP

2099 Pennsylvania Ave., N.W. Ste. 100

Washington, DC 20006-6801

Dear Ms. Hengen and Messrs. Dye Papavizas:

I write to further our May 29, 2009 letter to Mr. Papavizas, copying Mr. Dye and Ms. Hengen.  We wish to further clarify our remarks concerning Kistefos AS’s (“Kistefos”) use of Independent Proxies as well as the potential results of the adoption of certain Kistefos proposals at Trico Marine Services, Inc.’s (“Trico”) Annual Meeting.

In our May 29 letter, we noted our concern about what effect the Independent U.S. Citizen Proxies’ ability to vote discretionary matters might have on Trico’s Jones Act eligibility.  Specifically, we stated that we had no assurance that the Proxies will not look to Kistefos for direction on how to vote on other matters brought up at the Annual Meeting, for which the Proxies do not have instructions from the U.S. citizen shareholders.  However, since our May 29 letter, we have received an affidavit wherein Kistefos’ principals, Åge Korsvold and Christen Sveaas, affirmed to the Maritime Administration that they will not provide any instructions to the Independent Proxies with respect to their discretionary authority, even if asked to do so.

Moreover, Kistefos’s ability to direct the Independent Proxy is circumscribed by the Independent Proxies’ agency relationship and fiduciary duty to the shareholders who return the Kistefos proxy card.  Under Delaware law, in voting on any matters, the Independent Proxies have a fiduciary duty to carry out the wishes of the stockholders to the best of their ability.

In light of our review of Delaware case law and the affidavit of Messrs. Korsvold and Sveaas, we find that concern regarding use of Independent Proxies has been assuaged.

Our letter of May 29 identified a conceivable outcome of the vote at the Annual Meeting, which would leave Trico with an eight-director Board with a seven-director quorum.  Should Kistefos’s proposals to expand the quorum to seven and the board membership to nine be adopted, but Mr. Staehr be removed and not replaced, Kistefos’s two nominees could be in a position to exercise negative control of the resulting eight-director board by sitting out Board meetings.  With respect to the failure to replace Mr. Staehr, our concern is ameliorated because the Independent Proxies are instructed to vote for Trico’s nominee to replace Mr. Staehr.  We understand that Trico has already identified a nominee for this event.  In light of these factors, we can confirm that the concern we raised on this issue is eliminated if Mr. Staehr is not removed, or if a Trico nominee is elected to replace him.

We believe that this letter resolves all known issues.  If some outcome actually arises which may undermine Trico’s Jones Act eligibility, we expect parties to notify us to remedy the situation.

Sincerely,

Murray A. Bloom

Citizenship Approval Officer

To elect the Kistefos nominees, we urge all stockholders to sign and return the revised BLUE Proxy whether or not you have already returned a white proxy sent to you by the company.

We urge all stockholders not to sign or return any white proxy sent to you by the company. Instead, we recommend that you use the revised BLUE Proxy today.

If you have already returned the white proxy, you can effectively revoke it by voting the revised BLUE Proxy.

If you have already returned the original BLUE proxy, you must vote again by returning the revised BLUE Proxy.

Only your latest-dated proxy will be counted.

If you have any questions or need assistance in voting the revised BLUE Proxy, please contact our proxy solicitor, Okapi Partners, at the toll-free number or email address listed below.

Call Toll-Free: 1-877-869-0171

Or

Email:   info@okapipartners.com

About Kistefos AS

Kistefos AS is a private investment firm focused on making investments in medium-sized companies. Kistefos typically invests in turnaround opportunities and businesses that experience industry consolidation. Kistefos has holdings in dry cargo-shipping, offshore services and financial services, as well as technology-founded investments and real estate development. Kistefos AS was founded in 1979 and is based in Oslo, Norway.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

KISTEFOS AS, CHRISTEN SVEAAS AND ÅGE KORSVOLD (COLLECTIVELY, THE “PARTICIPANTS”) HAVE MADE A FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF A DEFINITIVE PROXY STATEMENT AND AN ACCOMPANYING REVISED PROXY CARD IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE 2009 ANNUAL MEETING OF THE STOCKHOLDERS OF TRICO MARINE SERVICES, INC. (THE “COMPANY”). SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY MATERIAL FILED BY THE PARTICIPANTS IN CONNECTION WITH THE 2009 ANNUAL MEETING, AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2009 ANNUAL MEETING BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO THE COMPANY’S STOCKHOLDERS AND ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS AND WILL BE CONTAINED IN SCHEDULES 13D AND 14A FILED BY THE PARTICIPANTS AND IN AMENDMENTS THERETO.

Contacts

Investors

Okapi Partners LLC

Bruce Goldfarb/Pat McHugh/Steve Balet, 212-297-0720

or

Media

The Abernathy MacGregor Group

Tom Johnson/Chuck Burgess/Mike Pascale, 212-371-5999